Exhibit 10.5

NEWEGG INC.

AMENDED AND RESTATED 2005 INCENTIVE AWARD PLAN

STOCK OPTION AGREEMENT

FORM 2: PRC NATIONAL EMPLOYEES BASED IN PRC

I. NOTICE OF STOCK OPTION GRANT

Pursuant to the Newegg Inc. Amended and Restated 2005 Incentive Award Plan (the “Plan”), Newegg Inc. (the “Company”) hereby grants to the Optionee listed below (“Optionee”), an option (the “Option”) to purchase the number of shares of the Company’s Class A Common Stock set forth below, subject to the terms and conditions of the Plan and this Stock Option Agreement. All capitalized terms used in this Stock Option Agreement without definition shall have the meanings ascribed to such terms in the Plan.

Optionee:	[ ]

Date of Grant:	[ ]

Vesting Commencement Date:	[ ]

Exercise Price per Share:	$[ ]

Total Number of Shares Granted:	[ ]

Total Exercise Price:	$[ ]

Term/Expiration Date:	[ ]

Vesting Schedule: The Option shall vest according to the following schedule:

Vesting Date	Shares Exercisable
The date upon which the latter of the following occurs: the Public Trading Date or one (1) year from the Vesting Commencement Date.	12.5% of the Total Number of Shares Granted

The date upon which the latter of the following occurs: the Public Trading Date or two (2) years from the Vesting Commencement Date.	An Additional 12.5% of the Total Number of Shares Granted

The date upon which the latter of the following occurs: the Public Trading Date or three (3) years from the Vesting Commencement Date.	An Additional 12.5% of the Total Number of Shares Granted

The date upon which the latter of the following occurs: the Public Trading Date or four (4) years from the Vesting Commencement Date.	An Additional 12.5% of the Total Number of Shares Granted

The date upon which the latter of the following occurs: the Public Trading Date or five (5) years from the Vesting Commencement Date.	An Additional 12.5% of the Total Number of Shares Granted

The date upon which the latter of the following occurs: the Public Trading Date or six (6) years from the Vesting Commencement Date.	An Additional 12.5% of the Total Number of Shares Granted

The date upon which the latter of the following occurs: the Public Trading Date or seven (7) years from the Vesting Commencement Date.	An Additional 12.5% of the Total Number of Shares Granted

The date upon which the latter of the following occurs: the Public Trading Date or eight (8) years from the Vesting Commencement Date.	An Additional 12.5% of the Total Number of Shares Granted

Option Agreement #

As used herein, the term “Initial Public Offering” means the initial sale of Class A Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the United States Securities and Exchange Commission under the Securities Act.

Any portion of the Option that is not vested at the time Optionee’s status as a Service Provider is terminated will be forfeited.

Termination Period: Except in the event of a termination of Optionee’s service by the Company for Cause, the Option may be exercised, to the extent vested, for ninety (90) days after Optionee ceases to be a Service Provider, or such longer period as may be applicable upon the death or disability of Optionee as provided herein (or, if not provided herein, then as provided in the Plan), but in no event later than the Term/Expiration Date as provided above. In the event that Optionee’s service with the Company is terminated by the Company for Cause, the Option shall terminate without consideration with respect to all Shares subject thereto (whether vested or unvested) upon the date of Optionee’s termination.

Mandatory Same-Day-Sale of Shares Purchased under the Plan. Due to PRC legal, regulatory, and administrative restrictions placed on the operation of the Plan, the Shares purchased by Optionee under the Plan will be subject to the same-day-sale process. Accordingly, the methods of payment set forth in Section 8(c) of the Plan are not applicable to this Option. Under the same-day-sale process, the Company will transfer the Shares that Optionee purchases under the Option to a designated brokerage firm. The brokerage firm, on Optionee’s behalf, will sell the Shares at the current market price. From the sale proceeds, the brokerage firm will withhold an amount equal to the applicable taxes, commissions, and fees and deliver this amount to the Company. The remaining proceeds from the sale of the Shares will be remitted to Optionee through the bank account described in the paragraph below. As a result of the same-day-sale of the Shares, the Shares that Optionee purchases under the Option will not be delivered to Optionee. Upon the sale of the Shares, Optionee will not have any rights as a security holder of the Company based on the purchase of the Shares.

Restrictions on the Transfer of Funds from the Sale of the Shares. Under the State Administration of Foreign Exchange (“SAFE”) regulations, the receipt of funds by Optionee from the sale of Shares acquired upon exercise of this Option must be approved by SAFE. In order to comply with the SAFE regulations, the proceeds from the sale of the Shares must be repatriated into China through an approved bank account set up and monitored by the Company. The Company will provide information about the SAFE-approved bank account prior to an Initial Public Offering.

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II. AGREEMENT

1. Grant of Option. The Company hereby grants to Optionee an Option to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”). Notwithstanding anything to the contrary anywhere else in this Stock Option Agreement, the Option is subject to the terms, definitions and provisions of the Plan adopted by the Company, which is incorporated herein by reference.

2. Exercise of Option. The Option is exercisable as follows:

(a) Right to Exercise. The Option may not be exercised until the occurrence of an Initial Public Offering as defined in the Plan and the expiration of a Lock-Up Period as described in Section 3 of this Stock Option Agreement. If an Initial Public Offering and the expiration of the Lock-Up Period do not occur before the Expiration Date, the Option will not become exercisable and will expire on the Expiration Date. Upon the occurrence of an Initial Public Offering and the expiration of the Lock-Up Period, the vested portion of the Option shall be exercisable pursuant to the terms set forth in the Plan and this Stock Option Agreement.

(b) The Option shall be exercisable cumulatively according to the vesting schedule set forth in the Notice of Grant. For purposes of this Stock Option Agreement, Shares subject to the Option shall vest based on Optionee’s continued status as a Service Provider.

(c) The Option may not be exercised for a fraction of a Share.

(d) In the event of Optionee’s death, disability or other termination of Optionee’s status as a Service Provider, the exercisability of the Option shall be governed by Sections 4, 5, 6, and 7 below.

(e) In no event may the Option be exercised after the date of expiration of the term of the Option as set forth in the Notice of Grant.

(f) Method of Exercise. The Option shall be exercisable by written notice (substantially in the form attached hereto as Exhibit A). The notice must state the number of Shares for which the Option is being exercised, and contain such other representations and agreements with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. The notice must be signed by Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Option shall be deemed to be exercised upon receipt by the Company of such written notice.

No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with all relevant provisions of the Applicable Law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Optionee on the date on which the Option is exercised with respect to such Shares.

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3. Restriction on Exercise - Lock-Up Period.

(a) The Optionee agrees that he/she shall not directly or indirectly exercise any portion of the Option for a period specified by the Company or a duly authorized representative of a lead underwriter of the Company’s securities (the “Managing Underwriter”). Such restriction (the “Lock-Up Period”) shall be in effect for such period of time commencing on and following the date of the final prospectus for the Initial Public Offering as may be requested by the Company or its underwriters. The Lock-Up Period shall be 180 days (or such longer period as may be requested by the Managing Underwriter or the Company) following the Initial Public Offering. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Section 3.

(b) The Optionee shall execute and deliver such other agreements as may be reasonably requested by the Company or its Managing Underwriter that are consistent with this Section 3 or that are necessary to give further effect thereto. In addition, if requested by the Company or its Managing Underwriter, the Optionee shall provide, within ten (10) days of this request, such information as may be required by the Company or its Managing Underwriter in connection with the completion of the Company’s Initial Public Offering.

(c) The Option may not be exercised until the Plan has been approved by the stockholders of the Company. If the issuance of Shares upon such exercise or if the method of payment for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, then the Option may also not be exercised. The Company may require Optionee to make any representation and warranty to the Company as may be required by the Applicable Law before allowing the Option to be exercised.

4. Termination of Relationship. If Optionee ceases to be a Service Provider (other than by reason of a termination by the Company for Cause or Optionee’s death or the total and permanent disability of Optionee as defined in Code Section 22(e)(3)), the Option, to the extent vested as of the date on which Optionee ceases to be a Service Provider (taking into account any vesting that may occur in connection with such termination), shall remain exercisable during the Termination Period set forth in the Notice of Grant. To the extent that the Option is not vested as of the date on which Optionee ceases to be a Service Provider, or if Optionee does not exercise the Option within the time specified herein, the Option shall terminate.

5. Termination for Cause. If Optionee ceases to be a Service Provider by reason of a termination by the Company for Cause, the Option shall terminate upon the date of Optionee’s termination, regardless of whether the Option is then vested and/or exercisable with respect to any Shares.

6. Disability of Optionee. If Optionee ceases to be a Service Provider as a result of his or her total and permanent disability as defined in Code Section 22(e)(3), the Option, to the extent vested as of the date on which Optionee ceases to be a Service Provider, shall remain exercisable for twelve (12) months from such date (but in no event later than the expiration date of the term of the Option as set forth in the Notice of Grant). To the extent that the Option is not vested as of the date on which Optionee ceases to be a Service Provider, or if Optionee does not exercise such Option within the time specified herein, the Option shall terminate.

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7. Death of Optionee. If Optionee ceases to be a Service Provider as a result of Optionee’s death, the Option, to the extent vested as of the date of death, shall remain exercisable for twelve (12) months following the date of death (but in no event later than the expiration date of the term of the Option as set forth in the Notice of Grant) by Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance. To the extent that the Option is not vested as of the date of death, or if the Option is not exercised within the time specified herein, the Option shall terminate.

8. Non-Transferability of Option. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner except by will or by the laws of descent or distribution. It may be exercised during the lifetime of Optionee only by Optionee. The terms of the Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

9. Term of Option. The Option may be exercised only within the term set forth in the Notice of Grant.

10. No Right to Employment. Nothing in the Plan or in this Stock Option Agreement shall confer upon Optionee any right to continue as an Employee, Director or Consultant of the Company or any Parent or Subsidiary, or shall interfere with or restrict in any way the rights of the Company or any Parent or Subsidiary, which are hereby expressly reserved, to discharge Optionee at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written employment agreement between Optionee and the Company or any Parent or Subsidiary.

11. Employment Conditions. In accepting the Option, the Optionee acknowledges that:

(a) Termination of Service Notice Period. Any notice period mandated under the Applicable Laws shall not be treated as service for the purpose of determining the vesting of the Option; and the Optionee’s right to receive Shares in settlement of the Option after termination as a Service Provider, if any, will be measured by the date of termination of Optionee as a Service Provider and will not be extended by any notice period mandated under the Applicable Law. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether the Optionee’s status as a Service Provider has terminated and the effective date of such termination.

(b) Termination of Vesting. The vesting of the Option shall cease upon, and no portion of the Option shall become vested following, the Optionee’s termination as a Service Provider for any reason except as may be explicitly provided by the Plan or this Stock Option Agreement. Unless otherwise provided in the Plan or this Stock Option Agreement, the unvested portion of the Option at the time of Optionee’s termination as a Service Provider will be forfeited.

(c) Voluntarily Nature of Plan. The Plan is established voluntarily by the Company. It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Stock Option Agreement.

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(d) No Rights to Future Stock Awards. The grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options or other stock awards, or benefits in lieu of Options or other stock awards, even if Options or other stock awards have been granted repeatedly in the past.

(e) Company Discretion. All decisions with respect to future Option grants, if any, will be at the sole discretion of the Company.

(f) Voluntary Participation. The Optionee is voluntarily participating in the Plan.

(g) Option is not Compensation. The Option is an extraordinary item that does not constitute compensation of any kind for service rendered to the Company (or any Parent or Subsidiary), and which is outside the scope of the Optionee’s employment contract, if any. In addition, the Option is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

(h) Unknown Value of Underlying Security. The future value of the underlying Security is unknown and cannot be predicted with certainty. If the Optionee obtains shares upon settlement of the Option, the value of those Shares may increase or decrease.

(i) Claims Against the Company. No claim or entitlement to compensation or damages arises from termination of the Option or diminution in value of the Option or Shares acquired upon settlement of the Option resulting from termination of the Optionee as a Service Provider (for any reason whether or not in breach of the local law) and the Optionee irrevocably releases the Company and each Parent and Subsidiary from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by signing this Stock Option Agreement, the Optionee shall be deemed irrevocably to have waived the Optionee’s entitlement to pursue such a claim.

12. Data Privacy Consent.

(a) Scope of Consent. The Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Optionee’s personal data as described in this Stock Option Agreement by and among the Company and each Parent and Subsidiary for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan.

(b) Authorization. The Optionee understands that the Company (or any Parent or Subsidiary) holds certain personal information about the Optionee, including, but not limited to, the Optionee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor, for the purpose of implementing, administering and managing the Plan (the “Data”). The Optionee understands that Data may be transferred to any third parties assisting in the implementation,

6	Option Agreement #

administration and management of the Plan, that these recipients may be located in the Optionee’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Optionee’s country. The Optionee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Optionee’s Chief Human Resources Officer. The Optionee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Optionee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Optionee may elect to deposit any shares acquired upon settlement of the Award. The Optionee understands that Data will be held only as long as is necessary to implement, administer and manage the Optionee’s participation in the Plan. The Optionee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Optionee’s Chief Human Resources Officer. The Optionee understands, however, that refusing or withdrawing the Optionee’s consent may affect the Optionee’s ability to participate in the Plan. For more information on the consequences of the Optionee’s refusal to consent or withdrawal of consent, the Optionee understands that he or she may contact the Optionee’s Chief Human Resources Officer.

13. Successors and Assigns. The Company may assign any of its rights under this Stock Option Agreement to single or multiple assignees, and this Stock Option Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Stock Option Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

14. Interpretation. Any dispute regarding the interpretation of this Stock Option Agreement shall be submitted by Optionee or by the Company forthwith to the Administrator, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on the Company and on Optionee. Any Chinese translation of this Stock Option Agreement is provided merely as a convenience to Optionee and such translation shall have no legal effect. The parties intend that this Stock Option Agreement shall be interpreted using the English language only.

15. Governing Law; Severability. This Stock Option Agreement shall be governed by and construed in accordance with the laws of the State of California excluding that body of law pertaining to conflicts of law. Should any provision of this Stock Option Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

16. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (1) upon personal delivery or (2) upon deposit in the mail by certified mail or upon deposit with an international courier service, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

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17. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Stock Option Agreement.

18. Entire Agreement. The Plan and the Exercise Notice attached hereto as Exhibit A are incorporated herein by reference. The Plan, the Stock Option Agreement and the Exercise Notice attached as Exhibit A constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof.

[SIGNATURE PAGE FOLLOWS]

8	Option Agreement #

This Stock Option Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one document.

NEWEGG INC.

By:
Name:	Joel A. Miller
Title:	Chief Human Resources Officer

OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING EMPLOYMENT, DIRECTORSHIP OR CONSULTANCY AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY’S AMENDED AND RESTATED 2005 INCENTIVE AWARD PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT, DIRECTORSHIP OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S EMPLOYMENT, DIRECTORSHIP OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE AND WITH OR WITHOUT PRIOR NOTICE.

Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof. Optionee hereby accepts the Option subject to all of the terms and provisions hereof. Optionee has reviewed the Plan and the Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or the Option. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

Dated:
[Optionee]

Residence Address:

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EXHIBIT A

NEWEGG INC.

2005 INCENTIVE AWARD PLAN

EXERCISE NOTICE – SAME –DAY-SALE

PRC NATIONAL EMPLOYEES BASED IN PRC

Newegg Inc.

[Address]

Attention: [Title]

1. Exercise of Option. Effective as of today,             ,         , the undersigned (“Optionee”) hereby elects to exercise Optionee’s option to purchase          shares of the Class A Common Stock (the “Shares”) of Newegg Inc. (the “Company”) under and pursuant to the Newegg Inc. Amended and Restated 2005 Incentive Award Plan (the “Plan”) and the Stock Option Agreement dated             ,          (the “Option Agreement”). Capitalized terms used herein without definition shall have the meanings given in the Option Agreement.

Date of Grant:

Number of Shares as to which Option is Exercised:

Exercise Price per Share:	$	[	]

Total Exercise Price:	$	[	]

2. Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement. Optionee agrees to abide by and be bound by the terms and conditions of the Plan and the Option Agreement.

3. Mandatory Same-Day-Sale of Shares Purchased under the Plan. Due to PRC legal, regulatory, and administrative restrictions placed on the operation of the Plan, the Shares purchased by Optionee under the Plan will be subject to the same-day-sale process. Accordingly, the methods of payment set forth in Section 8(c) of the Plan are not applicable to Optionee. Under the same-day-sale process, the Company will transfer the Shares that Optionee purchases under the Option to a designated brokerage firm. The brokerage firm, on Optionee’s behalf, will sell the Shares at the current market price. From the sale proceeds, the brokerage firm will withhold an amount equal to the applicable taxes, commissions, and fees and deliver this amount to the Company. The remaining proceeds from the sale of the Shares will be remitted to Optionee through the bank account described in the paragraph below. As a result of the same-day-sale of the Shares, the Shares that Optionee purchases under the Option will not be delivered to Optionee. Upon the sale of the Shares, Optionee will not have any rights as a security holder of the Company based on the purchase of the Shares.

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4. Restrictions on the Transfer of Funds from the Sale of the Shares. Under the State Administration of Foreign Exchange (“SAFE”) regulations, the receipt of funds by Optionee from the sale of Shares acquired upon exercise of this Option must be approved by SAFE. In order to comply with the SAFE regulations, the proceeds from the sale of the Shares must be repatriated into China through an approved bank account set up and monitored by the Company. The Company will provide information about the SAFE-approved bank account prior to an Initial Public Offering.

5. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

6. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Exercise Notice.

7. Delivery of Payment. Optionee herewith delivers to the Company the full Exercise Price for the Shares, as well as any applicable withholding tax.

8. Incorporation by Reference. The Plan and Option Agreement are incorporated herein by reference.

9. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Exercise Notice shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

10. Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Optionee or by the Company forthwith to the Administrator, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on the Company and on Optionee.

11. Governing Law; Severability. This Exercise Notice shall be governed by and construed in accordance with the laws of the State of California excluding that body of law pertaining to conflicts of law. Should any provision of this Exercise Notice be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

12. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (1) upon personal delivery or (2) upon deposit in the mail by certified mail or upon deposit with an international courier service, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

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Submitted by:	Accepted by:

OPTIONEE:	NEWEGG INC.

By:
Name:
Title:
Address:

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